Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO

MASTER REPURCHASE AGREEMENT

SIXTH AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated June 7, 2022 (this “Amendment”), is entered into by and between FS CREIT FINANCE BB-1 LLC, a limited liability company organized under the laws of the State of Delaware (“Seller”), and BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Master Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Purchaser and Seller are parties to that certain Master Repurchase Agreement, dated as of February 22, 2021, as amended by the First Amendment to Master Repurchase Agreement, dated as of May 20, 2021, as further amended by the Second Amendment to Fee Letter and Second Amendment to Repurchase Agreement, dated as of August 5, 2021, as further amended by the Third Amendment to Master Repurchase Agreement, dated as of October 7, 2021, as further amended by the Fourth Amendment to Master Repurchase Agreement, dated as of January 18, 2022, and as further amended by the Fifth Amendment to Master Repurchase Agreement, dated February 16, 2022 (the “Existing Repurchase Agreement” and, as amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Master Repurchase Agreement”); and

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Repurchase Agreement as further set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

AMENDMENT TO THE MASTER REPURCHASE AGREEMENT

(a) Article 2 of the Existing Repurchase Agreement is hereby amended by deleting clauses (ix) and (x) of the definition of “Eligibility Criteria” in their entirety and replacing such clauses (ix) and (x) with the following:

(ix) has a Senior Financing as-is loan-to-value ratio (taking into account the Mortgage Loan together with any pari-passu loans but excluding any subordinate loans secured directly or indirectly by the same collateral (the “Senior Financing”)) of up to 80.0% as determined by Purchaser in its sole discretion acting in good faith on a case-by-case basis, (x) has a Total Financing as-is loan-to-value ratio (taking into account the Mortgage Loan and any other related pari-passu or subordinate (including mezzanine) loans secured directly or indirectly by the same collateral (the “Total Financing”)) of up to 85.0% as determined by Purchaser in its sole discretion acting in good faith on a case-by-case basis and

(b) Article 2 of the Existing Repurchase Agreement is hereby amended by amending and restating the following definition in its appropriate alphabetical order:

“Maximum Facility Purchase Price” shall mean $700,000,000; provided that, for purposes of clause (y) of the definition of “Facility Year Draw Fee Cap” in the Fee Letter, the Maximum Facility Purchase Price shall be deemed to be $450,000,000 for the period from and including February 16, 2022 through and including May 31, 2022.

ARTICLE 2

REPRESENTATIONS

Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(a) all representations and warranties made by it in the Existing Repurchase Agreement (other than those contained in Article 10(w), which shall be considered solely for the purpose of determining the Market Value and eligibility of the Purchased Assets, unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined by Purchaser in its sole and absolute discretion to be materially false or misleading on a regular basis) are true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof, except to the extent any such representation and warranty expressly refers to a prior date;

(b) it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(c) the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(d) the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(e) this Amendment has been duly executed and delivered by it.

ARTICLE 3

CONDITIONS PRECEDENT

The effectiveness of this Amendment is subject to the delivery to Purchaser of the following:

(a) this Amendment, duly completed and executed by each of the parties hereto;

(b) a Second Amendment to Guaranty, executed by FS Credit Real Estate Income Trust (“Guarantor”) and Purchaser, dated as of the date hereof, amending that certain Guaranty, dated as of February 22, 2021, by Guarantor for the benefit of Purchaser, as amended by the First Amendment to Guaranty, dated December 17, 2021;

(c) bring-down of the opinions delivered by counsel to Seller and Guarantor on the Closing Date in form and substance reasonably acceptable to Purchaser; and

(d) for Seller and Guarantor, good standing certificates dated within fourteen (14) calendar days prior to the effective date of this Amendment, certified true and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of this Amendment and each other document to be delivered by such party from time to time in connection herewith, in each case included in a certificate delivered by an officer of Guarantor.

ARTICLE 4

FEES AND EXPENSES

Seller shall pay on demand all of Purchaser’s reasonable out-of-pocket costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

ARTICLE 5

GOVERNING LAW

THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 6

MISCELLANEOUS

(a) Except as expressly amended or modified hereby, the Transaction Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment.

(b) This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.

(c) The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d) This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Master Repurchase Agreement.

(e) This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f) This Amendment and the Repurchase Agreement, as amended hereby, are a single Transaction Document.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

PURCHASER:

BARCLAYS BANK PLC

By:	/s/ Francis X. Gilhool
Name: Francis X. Gilhool
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Barclays-FS CREIT – Sixth Amendment to Master Repurchase Agreement

SELLER:

FS CREIT FINANCE BB-1 LLC

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan Jr.
Title: Chief Financial Officer

Barclays-FS CREIT – Sixth Amendment to Master Repurchase Agreement